Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MPLX LP of our report dated February 24, 2017 relating to the consolidated financial statements of MPLX Terminals LLC, which appears in MPLX LP's Current Report on Form 8-K dated March 2, 2017.

/s/ PricewaterhouseCoopers LLP

Toledo, Ohio
January 8, 2018